STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/19/1999
991024292 - 2994888

CERTIFICATE OF INCORPORATION

OF

BRAINYBRAWN. COM., INC.

FIRST. The name of this corporation shall be:

BRAINYBRAWN. COM., INC.

SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD. The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

Twenty Million (20,000,000) shares with a par value of ($0.0001) per share, amounting to Two Thousand Dollars ($2,000).

FIFTH. The name and address of the incorporator is as follows:

Joel Schonfeld
Schonfeld & Weinstein, LLP
63 Wall Street, Suite 1801
New York, New York 10005

SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-Laws.

SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the Law, (iii) pursuant to section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of Incorporation this Fifteen day of January, A. D., 1999.

Joel Schonfeld

Incorporator

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BRAINYBRAWN.COM., INC.", CHANGING ITS NAME FROM "BRAINYBRAWN.COM., INC." TO "BRAINYBRAWN, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF DECEMBER, A.D. 2000, AT 9 O'CLOCK A.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

2994888 8100

010156432

AUTHENTICATION: 1054618

DATE: 03-30-01

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/08/2000
001616838 – 2994888

STATE *of* DELAWARE
CERTIFICATE *of* AMENDMENT *of*
CERTIFICATE *of* INCORPORATION

First: That at a meeting of the Board of Directors of BRAINYBRAWN.COM., INC.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.
The resolution setting forth the proposed amendment is as follows:
Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

" The Name of the Corporation shall be BrainyBrawn, Inc. "

Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

Third: That said amendment was duly adopted in accordance with provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

BY: [signature]

NAME: Naresh Belwal, President and Chairman of the Board of Directors

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:25 PM 03/07/2014
FILED 03:26 PM 03/07/2014
SRV 140306723 - 2994888 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of
Brainybrawn, Inc.
resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Artice IV" so that, as amended, said Article shall be and read as follows:

Number of share the company is authorized to issue is 525,000,000 at a par value of .00001. Breakdown of class of shares shall be 500,000,000 common shares, par value .00001 and 25,000,000 preferred shares, par value .00001

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 30 day of January, 2014.

By: ______________________
Authorized Officer

Title: President and Director

Name: Naresh Belwal
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:21 PM 09/21/2015
FILED 01:21 PM 09/21/2015
SR 20150200772 - File Number 295

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Brainybrawn, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Article IV" so that, as amended, said Article shall be and read as follows:

Number of shares the Company is authorized to issue is 2,000,000,000 shares at par value of $0.0001. Breakdown of class of shares shall be 1,975,000,000 common shares par value $0.0001 and 25,000,000 preferred shares, par value $0.0001.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 18 day of September, 2015.

By: ______________________
Authorized Officer

Title: President & Director

Name: Naresh Belwal
Print or Type

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

BrainyBrawn, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "I" so that, as amended, said Article shall be and read as follows:

I: The name of the Corporation is GemXX Corporation

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 21 day of April, 20 21.

By: [signature]
Authorized Officer

Title: President and CEO and director

Name: Kim Halvorson
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:41 PM 04/21/2021
FILED 01:50 PM 04/21/2021
SR 20211388609 - File Number 2994888

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:45 PM 04/21/2021
FILED 01:45 PM 04/21/2021
SR 20211388785 - File Number 2994888

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

BrainyBrawn, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "IV" so that, as amended, said Article shall be and read as follows:

Authorized: 1,975,000,000 shares of common stock, $.00001 par value per share; 10,000,000 shares of preferred stock, $.0001 par value per share. Each 5,000 shares of common stock shall automatically be converted into 1 share. Fractional shares rounded up

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 21 day of April, 20 21.

By: [signature]
Authorized Officer

Title: President and CEO and director

Name: Kim Halvorson
Print or Type